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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 2 of our report dated January 29, 2002, as included in the annual report on Form 10-KSB/A of PacificHealth Laboratories, Inc. for the years ended December 31, 2001 and 2000, and to the reference to our firm under the caption "Experts" in the Prospectus.


LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
May 14, 2002